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                                                                      EXHIBIT 24

Exhibit 24. Power of Attorney.

The Power of Attorney, dated March 8, 1988, is incorporated by reference from the Exhibits to the Company's Form 10-K Annual Report for the fiscal year ended December 31, 1987, which may be found in Commission file number 0-1743.

The Powers of Attorney, dated December 3, 1992 and March 16, 1993, respectively, are incorporated by reference from the Exhibits to the Company's Form 10-K Annual Report for the fiscal year ended December 31, 1992, which may be found in Commission file number 0-1743.